UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2011 (September 29, 2011)

THE BUREAU OF NATIONAL AFFAIRS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2-28286	53-0040540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 South Bell Street, Arlington, Virginia 22202
(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (703) 341-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders

As previously disclosed, on August 24, 2011, The Bureau of National Affairs, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bloomberg Inc., a Delaware corporation (“Parent”), and Brass Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Under the terms of the Merger Agreement, Purchaser commenced a tender offer on August 31, 2011 to purchase all outstanding Class A, Class B and Class C shares of common stock of the Company (the “Shares”) at a price of $39.50 per share, net to the seller in cash, without interest and subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 31, 2011, and in the related Letter of Transmittal (which together with all amendments and supplements thereto, collectively constitute the “Offer”). The Offer expired at 12:00 midnight, New York City time, at the end of Wednesday, September 28, 2011 (such time and date, the “Expiration Date”). On September 29, 2011 Parent announced the completion of the Offer (the “Acceptance Time”). According to BNY Mellon Shareowner Services, the depositary for the Offer, approximately 9,221,471 Class A shares, 14,646,962 Class B shares and 6,450 Class C shares were validly tendered and not properly withdrawn as of the Expiration Date, representing approximately 95% of the outstanding Shares and approximately 96% of the Class A shares. Purchaser has accepted for payment all Shares that were validly tendered and not withdrawn, and payment has been made, in accordance with the terms of the Offer.

Pursuant to the terms and subject to the conditions of the Merger Agreement, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on September 30, 2011 (the “Effective Time”) in accordance with the “short-form” merger provisions available under Delaware law, which allow the completion of the Merger without a vote or meeting of stockholders of the Company. In connection with the Merger, each issued and outstanding Share (other than Shares held by the Company or Parent, Purchaser or their respective wholly-owned subsidiaries, or by any person who is entitled to and properly exercises appraisal rights under Delaware law) was converted into the right to receive $39.50 per Share in cash, without interest and less any required withholding taxes.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2011, and incorporated herein by reference.

Item 5.01    Changes in Control of Registrant

As a result of the acceptance of Shares in the Offer on September 29, 2011, a change in control of the Company occurred. Upon the effectiveness of the Merger, the Company became an indirect wholly-owned subsidiary of Parent. The disclosure under Item 3.03 is incorporated herein by reference.

The total amount of the consideration payable in the change of control transaction was approximately $992 million. The funds used to consummate the Offer and the Merger are from cash on hand at Parent and its subsidiaries.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger and as contemplated in the Merger Agreement, effective as of the Acceptance Time, the size of the Company’s Board of Directors (the “Board”) was fixed at five directors and the following individuals submitted resignations as directors of the Company: Paul A. Blakely, Cynthia J. Bolbach, Gerald Hobbs, Marcia P. Kaplan, George J. Korphage, Eunice F. Lin, Darren P. McKewen, Jonathan Newcomb, Ellen Taus, Daniel Toohey and David M. Victor. At the Acceptance Time, Gregory C. McCaffery and Paul N. Wojcik continued to serve on the Board as Continuing Directors, along with the three directors designated by Purchaser, Martin J. Geller, Peter T. Grauer and Elizabeth T. Mazzeo.  Pursuant to the Merger Agreement, effective as of the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the Company following the Merger. Mr. Wojcik and Mr. McCaffery submitted resignations as directors of the Company as of the Effective Time.  Accordingly, the new directors of the Company are Martin J. Geller, Peter T. Grauer and Elizabeth T. Mazzeo. Information about the new directors is contained in Annex B to the Schedule 14D-9 filed by the Company with the SEC on August 31, 2011.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety to be identical to the certificate set forth in Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”).

The material changes effected by the adoption of the Amended and Restated Certificate of Incorporation are as follows:

•

The authorized capital stock of the Company is 1,000 shares of common stock of the Company, all of which are common stock with the par value of $0.01 per share. Previously, the authorized capital stock of the Company was 65,000,000 shares of common stock, par value $1.00 per share, divided into three classes: 30,000,000 Class A Shares with voting rights, 30,000,000 Class B Shares without voting rights and 5,000,000 Class C Shares without voting rights.

•	Provisions detailing certain powers, preferences and rights of the three classes of authorized capital stock of the Company were eliminated.
•	The board of directors retains the power to adopt, amend or repeal the bylaws of the Company, but other provisions detailing other powers of the board of directors were eliminated.
•

To the fullest extent permitted by law, the Company shall indemnify directors and officers of the Company and its subsidiaries. Previously, the certificate of incorporation of the Company did not address indemnification of directors and officers of the Company and its subsidiaries.

•

To the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Previously, the certificate of incorporation of the Company did not contain such a provision.

•	Provisions concerning reorganization and compromise with creditors were eliminated.
•	The Company expressly elects not to be governed by Section 203 of the DGCL.

The foregoing description of the Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Bureau of National Affairs, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BUREAU OF NATIONAL AFFAIRS, INC. (registrant)
Date: September 30, 2011	By:	/s/ Paul N. Wojcik
Name: Paul N. Wojcik
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Bureau of National Affairs, Inc.